Exhibit 10.2
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DEXXON CAPITAL CORPORATION

                             MASTER LEASE AGREEMENT
                                    NO. 22250
                             Dated October 18, 1999


LESSEE:           APPLIED BIOMETRICS, INC.
ADDRESS:          501 East Highway 13
                  Burnsville, MN  55337


This Master Lease Agreement is entered into as of the date set forth below by and between DEXXON CAPITAL CORPORATION ("Lessor") and Lessee with reference to the following facts:

A. From time to time Lessee desires to lease various items of personal property from Lessor; and

B. Lessor and Lessee desire to set forth the terms and conditions under which such lease(s) shall be governed.

C. "Master Lease" shall mean this agreement; "Lease" shall mean each Schedule entered into between Lessor and Lessee pursuant to this Master Lease.

NOW THEREFORE, Lessor and Lessee agree as follows:

                          TERMS AND CONDITIONS OF LEASE

1. LEASE. Lessor shall lease to Lessee and Lessee shall lease from Lessor the items of equipment and other personal property (hereinafter, together with all replacements, repairs, substitutions, additions, accessions and accessories therefor and/ or thereto, called the "Equipment") described in the lease Schedule(s) (hereinafter individually called a "Schedule" and collectively called "Schedules") now or hereafter from time to time executed by Lessor and Lessee and made a part hereof, all upon the terms and conditions hereinafter set forth as supplemented with respect to each item of Equipment by the terms and conditions set forth in each Schedule.

2. TERM. Each Schedule shall become effective upon acceptance by Lessor by signing and dating each Schedule and the term for any Schedule(s) shall commence on the day that the leased property has been delivered to and is usable by Lessee ("Commencement Date"). Lessee shall at its sole discretion select the type, quantity and supplier of each item of Equipment. Lessor shall not be liable to Lessee for any failure or delay in obtaining delivery of any Equipment. Upon delivery of any Equipment to Lessee, Lessee shall forthwith inspect such Equipment and, within ten( 10) days of delivery of the Equipment, Lessee shall execute and deliver to Lessor a Delivery and Acceptance Certificate, in form and substance satisfactory to Lessor. Lessee's execution and delivery of a Delivery and Acceptance Certificate covering any Equipment shall conclusively establish, as between Lessor and Lessee, that such Equipment has been unconditionally accepted by Lessee for all purposes of this Lease.

With respect to each Lease, if for any reason the Equipment has not been delivered, installed and accepted by Lessee within sixty(60) days after it is ordered by Lessor, or if Lessee fails to accept the Equipment and execute a Delivery and Acceptance Certificate within (10) days following delivery of the Equipment, Lessor may at Lessor's option, terminate Lessor's obligations under such Lease and Lessee shall, on demand of Lessor, pay Lessor all amounts paid or owing by Lessor in respect to the purchase of such Equipment and indemnify and hold Lessor harmless from any and all liabilities, claims, costs and expenses to the manufacturer or supplier/ vendor of the Equipment or any other party, arising out of or relating to the Equipment or the Lease. Upon payment of such amounts, Lessor shall release, remise and quit claim such Equipment to Lessee, AS IS, WHERE IS, AND WITHOUT WARRANTY EXPRESSED OR IMPLIED BY LESSOR AS TO ANY MATTER WHATSOEVER. Lessee shall upon such payment be subrogated to Lessor's claim, if any, against the manufacturer or supplier/ vendor of such Equipment.

Lessee agrees that its remedies should it find fault with any of the Equipment shall be and are solely against the manufacturer and/or supplier/vendor of such Equipment. The base term of each Lease shall commence on the first day of the month following the Commencement Date and terminate upon the expiration of the number of months specified in each Schedule. Each Lease may be terminated by Lessee at the end of the base term if one hundred eighty (180) days prior to the end of the base term, written notice of such termination is delivered to Lessor (by certified mail). If Lessee does not exercise option to purchase as stated in Lease Schedule (s) , Lease may be terminated by Lessor at the end of the base term if at least thirty (30) days prior to the end of the base term, written notice of such termination is delivered to Lessee (by certified mail). If Lessee does not exercise option to purchase, the term of each Lease automatically shall be extended for a successive one year period following the end of the initial base term at the rent stated on the respective Schedule (s). During this extension period, Lessor, at its sole option, may terminate each Lease upon sixty (60) days prior written notice to Lessee (by certified mail), After the extension period, each Lease may be terminated by either Lessor or Lessee at the end of any calendar month, provided one hundred twenty (120) days prior written notice of such termination is delivered to the other party (by certified mail).

3. RENT. The monthly rent payable with respect to any Schedule(s) shall be the amount shown on such Schedules). Lessee shall pay to Lessor the monthly rent for each Schedule, in advance, for each month or any part thereof that each Lease is in effect. The first such payment, with respect to any schedule shall be made on the first day of the month following the Commencement Date. A prorata portion of the rental charges based on a daily rental of one-thirtieth (1/30) of the monthly rental calculated from the Commencement Date to the end of the month shall be due and payable at the Commencement Date. Installments of rent which are not paid within ten (10) days of their due date shall be subject to a late charge equal to up to ten (10) percent of each installment of rent. All rent shall be paid at the place of business of Lessor shown above or such other place as Lessor may designate by written notice to Lessee. Lessee agrees to pay all taxes and fees, including, but not limited to, property taxes, sales taxes, business taxes,documentation and filing fees.

4. DISCLAIMER OF LESSOR WARRANTIES. LESSEE ACKNOWLEDGES THAT THE EQUIPMENT TO BE LEASED HEREUNDER WlLL BE OF A TYPE, DESIGN, SIZE, CAPACITY AND MANUFACTURER SELECTED BY LESSEE; THAT LESSOR IS NOT A MANUFACTURER OF, OR DEALER IN, THE EQUIPMENT; THAT NEITHER THE VENDOR, THE MANUFACTURER NOR ANY AGENT THEREOF IS AN AGENT OF LESSOR; THAT LESSOR HAS NOT, WlLL NOT, AND HAS NO OBLIGATION TO, INSPECT THE EQUIPMENT PRIOR TO DELIVERY TO LESSEE; THAT LESSOR IS NOT RESPONSIBLE FOR REPAIRS, SERVICE OR DEFECTS IN EQUIPMENT OR OPERATION THEREOF; AND THAT LESSOR HAS NOT MADE, WILL NOT MAKE AND HEREBY DISCLAIMS ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, OF ANY KIND OR


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ANY MATTER WHATSOEVER ON WHICH LESSEE MAY RELY, INCLUDING WITHOUT LIMITATION THE
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMPLIANCE WITH LAWS, GOVERNMENTAL REGULATIONS OR RULES, ORDERS, SPECIFICATIONS OR CONTRACT,
CONDITION, TITLE, QUALITY, DESIGN, DURABILITY OR SUITABILITY FOR LESSEE'S PURPOSES OF THE EQUIPMENT IN ANY RESPECT, OR ANY PATENT INFRINGEMENT, OR LATENT OR PATENT DEFECTS. LESSOR WILL, HOWEVER, UPON LESSEE'S REQUEST AND IF LESSEE IS NOT IN DEFAULT, TAKE ANY STEPS REASONABLY WITHIN ITS POWER TO MAKE AVAILABLE TO LESSEE ANY MANUFACTURER'S OR SIMILAR WARRANTY APPLICABLE TO THE EQUIPMENT.
LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY ABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT OR ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, AND LESSEE HEREBY ACKNOWLEDGES THE FOREGOING DISCLAIMER BY LESSOR.

5. NET LEASE; NO OFFSET. THIS IS A NET LEASE, AND ALL RENT AND ALL OTHER SUMS PAYABLE BY LESSEE HEREUNDER SHALL BE PAID UNCONDITIONALLY WHEN DUE, WITHOUT ABATEMENT, DEDUCTION, COUNTERCLAIM OR SETOFF OF ANY NATURE, INCLUDING WITHOUT LIMITATION ANY COUNTERCLAIM OR SETOFF ARISING OUT OF ANY PRESENT OR FUTURE CLAIM LESSEE MAY HAVE AGAINST LESSOR, OR ANY ASSIGNEE OF LESSOR OR THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, OR ANY OTHER PARTY. In no event, except as otherwise expressly provided herein, shall this Lease terminate or shall any of the Lessee's obligations be affected by reason of' any detect in or damage to or loss or destruction of all or any part of the Equipment, from any cause whatsoever, or any interference with Lessee's use of the Equipment by any person or for any other cause whatsoever.

6. COMMERCIAL RISK. Lessee bears all risk that the Equipment may become unusable for any reason, including without limitation, loss, theft, damage, destruction, defect, GOVERNMENTAL REGULATION, PROHIBITION, IMPRACTICABILITY OF USE, OBSOLESCENCE OR COMMERCIAL FRUSTRATION. No inability to use the Equipment shall result in the termination of any Lease or relieve Lessee from any of its obligations under any Lease.

7. USE AND LOCATION. Lessee shall use the Equipment in a careful and proper manner and in compliance with all laws, ordinances, regulations and insurance policy conditions in any way relating to the possession, use or maintenance of the Equipment. Unless the Equipment is of a type normally used at more than one location (such as vehicular equipment, construction machinery or the like), Lessee shall not remove the Equipment from the location designated in the applicable Schedule(s) without the prior written consent of Lessor. If an item of Equipment is of a type normally used at more than one location, Lessee shall not use the Equipment outside of the area designated in the applicable Schedule(s) without the prior written approval of Lessor. Lessee shall comply with any and all applicable environmental laws and will not use any hazardous substances with the Equipment. Lessee represents and warrants to Lessor that the Equipment is being leased and will be used solely for commercial or business purposes and will not be used for personal, family or household purposes.

8. OWNERSHIP. The Equipment is, and shall at all times be and remain, the sole and exclusive property of Lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease. Plates, labels or other markings stating that the Equipment is owned by Lessor shall be affixed to or placed on the Equipment by Lessor or, at Lessor's request or if required by law, by Lessee at Lessee's expense, and Lessee shall keep the same in a prominent position thereon.

9. PERSONAL PROPERTY. The Equipment is, and shall at all times be and remain, personal property notwithstanding that it or any part thereof may now be or hereafter become, in any manner affixed or attached to, or embedded in, real property or any building thereon. Lessee agrees that it will furnish and record, at its own expense, such owners; mortgagees', landlords', or other disclaimers, waivers, or consents as may be necessary or reasonably requested by Lessor in order to give full effect to the intent and provisions of the preceding sentence.

10. MAINTENANCE AND REPAIRS. Lessee, at its own cost and expense, shall keep the Equipment in good repair, condition and working order and shall furnish any and all parts, mechanisms and devices required for such purpose. All such parts, mechanisms and devices affixed to any Equipment shall thereupon become the property of Lessor and subject to the terms and conditions of this Lease. Lessee shall modify Equipment if required by any governmental authority or law and will make such modification known to Lessor by written notice to be delivered by certified mail.

11. ALTERATIONS, Without the prior written consent of Lessor, Lessee shall not make any alterations, additions or improvements to the Equipment. All additions and improvements of whatsoever kind or nature made to the Equipment shall be made at Lessee's cost and expense and when made become the property of Lessor and subject to the terms and conditions of this Lease.

12. LESSOR'S INSPECTION. Lessor shall during normal business hours have the right to enter into and upon any premises where any Equipment may be located for the purpose of inspecting such Equipment or observing its use. Lessee shall, whenever requested by Lessor, advise Lessor of the exact location of any and all items of Equipment.

13. LOSS, THEFT AND DAMAGE. Lessee hereby assumes and shall bear the entire risk of loss, theft, damage or destruction of the Equipment from any and every cause whatsoever, whether or not insured. No loss, theft, damage or destruction of the Equipment or any part thereof shall impair any obligation of Lessee under this Lease which shall continue in full force and effect except as hereinafter provided in this Paragraph 13. In the event of loss, theft, damage or destruction of any kind to any Equipment, Lessee shall promptly notify Lessor thereof and, at Lessor's option and request, Lessee shall forthwith:
  a. place such Equipment in good repair, condition and working order, or
  b. replace such Equipment with like equipment having a market value at least equal to the market value of such Equipment immediately prior to such loss, theft, damage or destruction, and in good repair, condition and working order, and furnish to Lessor all necessary documents vesting good and marketable title thereto in Lessor unencumbered by any lien or security interest, which replacement Equipment shall thereupon become the property of Lessor and be subject to the terms and conditions of this Lease; or
  c. if Lessor determines that such Equipment is lost, stolen, destroyed or damaged beyond repair, pay Lessor therefor in cash the "Stipulated Loss Value" of such Equipment, defined as all rent and other amounts due and to become due under the Lease with respect to such Equipment.

  Upon replacement of any such lost, stolen, or damaged Equipment pursuant to subparagraph (b) above or payment pursuant to subparagraph (c) abaove, this lease shall terminate with respect to such loss, stolen or damaged Equipment so replaced or paid for and Lessee shall thereupon become entitled to such Equipment AS-IS and WHERE-IS and without warranty, expressed or implied, with respect to any matter whatsoever.

14. INSURANCE. Lessee shall at its own cost and expense (a) keep the Equipment insured at all times during the Lease term against all risks of loss or damage (including so-called extended coverage), theft, collision (where applicable) and such other risks as Lessor may reasonably require in an


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amount not less than the greater of the Stipulated Loss Value of the Equipment or replacement value of the Equipment, and (b) maintain comprehensive public liability and property damage insurance covering the Equipment in such amount as Lessor shall approve, in each case upon such terms and written by such companies as Lessor shall approve. All such insurance policies shall name Lessor, Lessee and any assignee of Lessor pursuant to Paragraph 19 as insured and loss payees, shall provide at least thirty (30) days prior written notice to Lessor and any assignee of any cancellation or alteration thereof, and shall provide that all amounts payable by reason of loss, theft or damage to Equipment shall be payable only to Lessor or any assignee. Any proceeds of such insurance resulting from loss, theft, or damage to Equipment shall be paid to Lessor and applied at Lessor's sole discretion towards (I ) the repair and replacement of such Equipment, (2) the payment of the obligations of Lessee under such Lease, or (3) towards each in any proportion. Lessee shall have no right to receive any excess insurance proceeds until or unless Lessee cures all defaults under any Lease between Lessee and Lessor. Upon execution of each Lease and at least thirty (30) days prior to expiration of any applicable insurance policy, Lessee shall deliver to Lessor certificates of insurance or other evidence satisfactory to Lessor showing the existence, continuation or replacement of the insurance coverage required by this Paragraph 14, but Lessor shall be under no duty to examine such certificate or other evidence of insurance or to advise Lessee in the event its insurance is not in compliance with the requirements hereof. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to file, settle or adjust, and receive payment of, claims under any such insurance policy and to endorse Lessee's name on any checks, drafts or other instruments in payment of such claims. Lessor and any assignee shall have a property interest in all insurance to be procured by Lessee pursuant to any Lease, and any failure of Lessee to procure and keep required insurance effective at all times shall be deemed a breach of a fiduciary duty owed by Lessee to Lessor and any assignee. In the event that Lessee fails to deliver to Lessor a certificate of insurance, Lessor or assignee at its option, may, but shall not be required to obtain insurance on its own behalf and Lessee shall pay Lessor a charge for such, or because of increased credit risks to Lessor when not insured by Lessee, Lessee agrees to pay Lessor each month a risk-charge in the amount of .025% of original equipment cost until Lessee provides proof of compliance with insurance requirements.

15. ENCUMBRANCES AND TAXES. Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances, and shall pay promptly when due, and shall indemnify and hold Lessor harmless from, all license fees, registration fees, import duties, assessments, charges and taxes (municipal, state, federal or other) which may now or hereafter be imposed upon the ownership, leasing, renting, sale, possession or use of the Equipment (whether the same be assessed to Lessor or Lessee), together with any penalties or interest in connection therewith, excluding, however, all taxes on or measured by Lessor's net income. If any such fee, assessment, duty, charge or tax is, or is to be, assessed or billed to Lessor, Lessee upon the request of Lessor and at the expense of Lessee shall do any and all things required to be done by Lessor in connection with the levy, assessment, billing and payment thereof. Upon Lessor's request, Lessee shall, on any property tax returns required to be filed with respect to the Equipment, including the property covered by this Lease and any substitutions or additions thereto as property owned by Lessee for purposes of tax assessments, shall cause all billings of such fees, assessments, duties, charges or taxes to be addressed to Lessor in care of Lessee, and shall submit to Lessor written evidence of payment of the same. Alternatively, Lessee shall at the request of Lessor, forthwith pay Lessor the amount (estimated or otherwise) of any such fees, assessments, duties, charges and taxes, and Lessor shall apply the same to the payment thereof. Lessee shall also pay all taxes arising out of Lessee's exercise of any purchase option relating to any Lease (including sales tax).

16. LESSOR'S PAYMENT. In case of failure of Lessee to procure or maintain proper insurance or to pay such fees, assessments, duties, charges and taxes or to keep any item of Equipment free and clear of all levies, liens and encumbrances or in good repair, condition and working order, all as herein before provided, Lessor shall have the right, but not the obligation, without notice to or demand upon Lessee, and without releasing Lessee from any obligation herein before specified, to effect and pay for such insurance or to pay such fees, assessments, duties, charges and taxes or to keep such Equipment in good repair, condition and working order, as the case may be, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the sole judgment of Lessor appears to affect such Equipment, and in exercising any such right, to incur any liability and expend whatever amounts in its absolute discretion it may deem necessary therefor. All sums so incurred or expended by Lessor shall immediately become due and payable by Lessee upon payment by Lessor and shall thereafter bear interest at the rate of 18% per annum, but not greater than the highest rate permitted by any applicable usury law.

17. RETURN OF EQUIPMENT. Upon expiration of the term of any Lease,(unless Lessee shall have duly exercised any purchase option with respect to such Lease), or after default, on demand by Lessor, Lessee will at its sole cost and expense deliver the Equipment (in the same condition as when delivered to Lessee, reasonable wear and tear resulting from authorized use thereof alone excepted) to Lessor's premises set forth above or any place designated by Lessor in writing, for such disposition as Lessor may determine. No such return shall constitute termination of this Lease unless Lessor shall agree so in writing.

18. COMMITMENT FEE. Unless otherwise delineated on the respective Schedule(s), the amount, if any, which Lessee has deposited with Lessor as set forth in any Schedule shall constitute partial security for Lessee's obligations under this Lease. This commitment fee shall not be refunded, but upon Lessor's acceptance of Lessee's offer to enter into any Lease, may, at Lessor's option, be applied at any time in partial satisfaction of any obligation of Lessee which may be in default, although the making of such deposit shall not excuse Lessee from any such obligation and such application of the amount shall only release Lessee from the obligation pro tanto. Lessee acknowledges that Lessor shall deposit this commitment fee and that the deposit of this commitment fee shall not be construed as an approval and/ or acceptance of any Lease and shall not become binding upon Lessor until approval and acceptance by Lessor's Finance Committee. Lessor will apply commitment received from Lessee to advance lease payments, prorata, as long as Lessee is not in default of it's obligations to Lessor.

19. ASSIGNMENT BY LESSOR. Lessor may, at any time, with or without notice to Lessee, mortgage, grant a security interest in, or otherwise transfer, sell or assign this Lease or any Equipment or any rentals or other amounts due or to become due hereunder. Lessee agrees with Lessor and any such assignee (including any assignee to which such rights have been assigned by a prior assignee) that, upon receipt by Lessee from Lessor or such assignee of notice in writing of any such assignment, Lessee will make all further payments due or to become due hereunder directly to such assignee at the address specified in such notice of assignment and will recognize such assignee as the person entitled to exercise all other rights of Lessor hereunder. Lessee acknowledges that any assignment of Lessor's interest would neither materially change Lessee's duties or materially increase the burden or risk imposed on Lessee under any Lease. Lessee further agrees with Lessor and any such assignee that in any action brought by such assignee against Lessee to enforce Lessor's rights hereunder Lessee will not assert against such assignee and expressly waives as against any assignee, any breach or default on the part of Lessor hereunder or any other defense, claim or set-off which Lessee may have against Lessor either hereunder or otherwise. No such assignee shall be obligated to perform any obligation, term or condition required to be performed by Lessor hereunder.

20. DEFAULT. Any of the following events or conditions shall constitute an event of default hereunder. (a) nonpayment of any rental payment or other amount provided for in any Lease; (b) default by Lessee


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in the performance of any other obligation, term or condition of any Lease; (c)
default by Lessee in the payment or performance of any other indebtedness or obligation now or hereafter owed by Lessee to Lessor under any other agreement or instrument, which default has not been waived;(d) the issuance of any writ or order of attachment or execution or other legal process against any Equipment which is not discharged or satisfied within ten(1O) days; (e) death or judicial declaration of incompetency of Lessee, if an individual; (f) the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceedings by or against Lessee; (g) the making by Lessee of a general assignment or deed of trust for the benefit of creditors;
(h) the occurrence of any event or condition described in clause (e), (f) or (g) of this Paragraph 20 with respect to any guarantor or any other party liable for payment or performance of each Lease; (i) if any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Lessee or any guarantor or other party liable for payment or performance of this Lease, pursuant to or in connection with this Lease, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or to have omitted any substantial contingent or unliquidated liability or claim against Lessee or any such guarantor or other party; (j) if the condition of Lessee's affairs shall change so as in the reasonable opinion of Lessor to impair Lessor's title to the Equipment or increase the risk of Lessee's non-performance; (k) if Lessee is a corporation and eighty percent (80%) or more of the then issued and outstanding voting capital stock of Lessee shall be acquired by any person, entity or group who are not such owners on the date of execution of each Lease; (l) any default occurs under any agreement now or hereafter securing any Lease; (m) breach of any negative covenant in any Lease; or (n) if Lessee voluntarily or involuntarily permits any Equipment to become subject to a lien.

21. REMEDIES OF LESSOR. Upon the occurrence of any Event of Default and at any time thereafter, Lessor may without demand or notice to Lessee and without terminating or otherwise affecting Lessee's obligations hereunder exercise one or more of the following remedies, as Lessor in its sole discretion shall elect:
(a) Lessor may sue for and recover from Lessee the sum of all unpaid rents and other payments due under each Lease then accrued, all accelerated future payments due under each Lease, discounted to their present value at a discount rate equal to current rate as of the date of default, plus Lessor's estimate at the time each Lease was entered into of Lessor's residual interest in the Equipment, reduced to present value at a discount rate equal to current rate as of the date of default, less the net proceeds of disposition, if any, of the Equipment; (b) require Lessee to assemble the Equipment and make it available to Lessor at a place designated by Lessor as provided in Paragraph 17 above; (c) take and hold possession of the Equipment and render the Equipment unusable, and for this purpose enter and remove the Equipment from any premises where the same may be located without liability to Lessee for any damage caused thereby; (d) sell or lease the Equipment or any part thereof at public or private sale (and Lessor may be a purchaser at such sale) for cash, on credit or otherwise, without representations or warranties, and upon such other terms as shall be acceptable to Lessor, and for such purposes of sale or lease, Lessor may use Lessee's name, voice, signature, photograph or likeness, in any manner and for any purpose, including but not limited to, advertising or selling, or soliciting purchases of, any or all of the Equipment, products, merchandise, goods or services; (e) use and occupy the premises of Lessee for the purpose of taking, holding, reconditioning, displaying, selling or leasing the Equipment, without cost to Lessor or liability to Lessee; (f) proceed by appropriate action either at law or in equity to enforce either performance by Lessee of the covenants of this Lease or to recover damages for the breach of such covenants; or (g) exercise any and all rights accruing to a lessor under any applicable law upon a default by a lessee. If notice is required by law, any written notice to Lessee of any such sale or lease, given not less than five (5) days prior to the date thereof, shall constitute reasonable notice to Lessee. Any sale or lease of the Equipment by Lessor after default shall be free and clear of any rights or interests of Lessee. Without limiting any of the foregoing remedies, Lessor may immediately recover the following from Lessee. (A) all unpaid rentals, late charges and other sums due as of the date of default; (B) all unpaid rentals to become due from the date of default through the last day of the term of each Lease; (C) any and all costs or expenses paid or incurred by Lessor in connection with the repossession, holding, repair, reconditioning and subsequent sale, lease or other disposition of the Equipment, including but not limited to, attorneys' fees and costs, whether or not litigation is commenced; (D) the residual value of any item of Equipment which Lessee fails to return to Lessor as provided above or converts or destroys, or which Lessor does not or is unable to repossess;(E) all other costs or expenses paid or incurred by Lessor at any time in connection with the execution, delivery, administration, amendment and enforcement or exercise of any of the Lessor's rights and remedies under each Lease, including but not limited to, attorneys' fees and costs, whether or not litigation is commenced, and taxes imposed by any governmental agency; (F) any actual or anticipated loss of federal or state tax benefits to Lessor (as determined by Lessor) resulting from Lessee's default or Lessor's repossession or disposition of the Equipment; and (G) any and all other damages proximately caused by Lessee's default. If Lessor obtains possession of any Equipment after default, the amount Lessor shall be entitled to recover shall be reduced by the lesser of(I ) the rent due for the portion of the term of each Lease remaining at the point in time the Equipment is re-sold or re-leased, or (2) either (a) the proceeds received by Lessor on the re-sale of the Equipment, less the re-sold Equipment's residual value or (b) the invoice value used for the re-lease of the Equipment less the re-leased Equipment's residual value. Lessor shall not be obligated to sell, lease, or otherwise dispose of any item of repossessed Equipment under each Lease if it would impair the sale, lease or other disposition by Lessor of similar equipment. Lessee shall be liable for any deficiency suffered by Lessor, and unless otherwise required by law, Lessor shall not be required to account to Lessee for any surplus or profit.

All rights and remedies of Lessor under each Lease are in addition to all rights and remedies contained in any other agreement, instrument or document or available to Lessor at law or in equity. All such rights and remedies are cumulative and not exclusive and may be exercised successively, concurrently and repeatedly. No default by Lessee or action by Lessor, including repossession, sale or re-leasing of Equipment, shall result in or constitute a termination of each Lease unless Lessor so notifies Lessee in writing, and no termination hereof shall release or impair any of Lessee's obligations hereunder. No exercise of any right or remedy shall constitute an election of remedies and preclude exercise of any other right or remedy. LESSEE WAIVES ANY AND ALL RIGHTS TO NOTICE AND TO A JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OF THE EQUIPMENT BY LESSOR IN THE EVENT OF DEFAULT HEREUNDER BY LESSEE.

22. WAIVER, ETC. No delay or omission on the part of Lessor in exercising any right hereunder shall operate as a waiver of any such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease, or any waiver on the part of Lessor of any provision or condition of this Lease, must be in writing and shall be effective only to the extent specifically set forth in such writing. Acceptance by Lessor of a rental or other payment at a time when Lessee is in default hereunder shall not constitute a waiver of such default or defaults or of Lessor's right to terminate Lessee's rights hereunder pursuant to Paragraph 2 I hereof. If Lessee, whether with or without permission of Lessor, retains possession of any items of Equipment beyond the expiration of the applicable Lease term without such Lease term having been formally extended, Lessee shall be responsible to pay rent at the rate heretofore in effect and shall also remain obligated to perform and observe all other covenants and agreements of Lessee hereunder, but no such retention of possession shall be construed as an extension of said Lease term or as a waiver of Lessor's right to repossess said items of Equipment unless expressly agreed to in writing by Lessor.

23. INDEMNIFICATION. Lessee assumes liability for, and shall and does hereby indemnify and hold harmless Lessor, its agents, employees, officers, directors, successors and assigns from and against any and all liabilities, claims, costs, and expenses, including reasonable attorneys' fees, of every kind and nature (including, without limitation, for property damage, wrongful death or personal injury and for trademark, patent or copyright infringement) arising out of or relating to the use, condition(including latent and other defects whether or not discoverable by Lessee or Lessor), operation, ownership, selection, delivery, leasing or return of any item of Equipment, regardless of where, how and by whom operated, any failure on the part of Lessee to perform or comply with any conditions of this Lease or any loss by Lessor of the benefit of any accelerated depreciation or Investment Tax Credit, or the right to claim the same, with respect to the Equipment. Without limiting the foregoing, this indemnification shall extend to claims made by any person, including Lessee, its agents and employees, and shall apply whether liabilities, claims, etc. are based on negligence (passive or active) of Lessor or another, breach of warranty, strict liability, products liability or otherwise. The indemnities and assumptions of liabilities and obligations provided for in this Paragraph and Lessee's indemnities elsewhere in each Lease shall continue in full force and effect notwithstanding the expiration or other termination of each Lease. Lessee is an independent contractor. Nothing contained in each Lease shall authorize Lessee or any other person to operate any item of Equipment so as to incur or impose any liability or obligation for or on behalf of Lessor.

24. ASSIGNMENT BY LESSEE. WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE SHALL NOT VOLUNTARILY OR INVOLUNTARILY (A) SELL, ASSIGN, TRANSFER, PLEDGE, GRANT A SECURITY INTEREST IN, HYPOTHECATE OR OTHERWISE DISPOSE OF EACH LEASE, THE EQUIPMENT, OR ANY INTEREST IN EACH LEASE OR THE EQUIPMENT;(B) SUBLET OR LEND ANY ITEM OF EQUIPMENT OR ANY PART THEREOF; OR (C) PERMIT ANY ITEM OF EQUIPMENT OR ANY PART THEREOF TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE'S

EMPLOYEES.

25. FURTHER ASSURANCE. Lessor and Lessee each hereby agrees to execute, deliver, and file or record at Lessee's expense such further instruments, certificates and other documents, including without limitation financing statements under the Uniform Commercial Code, and to do such further acts and things as may be reasonably requested by the other in order to assure to such other the rights conferred or intended to be conferred by this Lease or to protect Lessor's rights, title and interest in the Equipment. Lessee agrees to furnish audited financial statements, including a balance sheet and income statement for Lessee's two most current fiscal years and for each subsequent fiscal year that this Lease is in effect, and its most recent quarterly interim financial statement.

26. ATTORNEY FEES. In the event of any legal action with respect to this Lease, the prevailing party in any such action shall be entitled to reasonable attorney fees, including attorney fees incurred at the trial level, including action and bankruptcy court, on appeal or review or incurred without action, suits, or proceedings, together with all costs and expenses incurred in pursuit thereof.

27. NO AGENCY. LESSEE ACKNOWLEDGES THAT NEITHER THE SUPPLIER NOR ANY SALESMAN, EMPLOYEE, REPRESENTATIVE OR AGENT OF THE SUPPLIER OR ANY FINDER, BROKER, OR EMPLOYEE OR AGENT OF ANY FINDER OR BROKER IS AN AGENT OR REPRESENTATIVE OF LESSOR, AND THAT NONE OF THE ABOVE IS AUTHORIZED TO WAIVE, ALTER OR ADD TO ANY TERM, PROVISION OR CONDITION OF THIS MASTER LEASE OR ANY SCHEDULE HERETO, OR MAKE ANY REPRESENTATION WITH RESPECT TO THIS MASTER LEASE OR ANY SCHEDULE HERETO. Lessee further acknowledges that Lessee, in executing this Lease, has relied solely upon the terms, provisions and conditions contained herein, and any other statements, warranties, or representations, if any, by the supplier, or any salesman, employee, representative or agent of the supplier or any finder, broker, or employee or agent of any finder or broker have not been relied upon by Lessee and shall not in any way effect Lessee's obligation to pay the rent and otherwise perform as set forth in this Lease.

28. MISCELLANEOUS. Time is of the essence of each Lease and of each and all of its provisions. Lessor and Lessee agree that any amount which Lessor may recover from Lessee under subparagraph (13) or Paragraph 21 of this Lease represents liquidated damages for the loss of Lessor's bargain and not a penalty. If there be more than one Lessee to this Lease, the liability of each shall be joint and several and any release of or forbearance with respect to one Lessee shall not release any other Lessee. Lessor shall be entitled to specific performance of any and all of its rights under this Lease whether or not an adequate remedy at law exists. LESSEE HEREBY WAIVES TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OR OFFSET OF ANY NATURE OR DESCRIPTION IN ANY LITIGATION BETWEEN LESSEE AND LESSOR WITH RESPECT TO THIS LEASE, THE EQUIPMENT OR THE REPOSSESSION THEREOF. Any action, proceeding, or appeal on any matter related to or arising out of each Lease, Lessor, Lessee and any guarantor or subscriber (1) SHALL BE SUBJECT TO THE PERSONAL JURISDICTION OF THE STATE OF LESSOR'S OR ASSIGNEE'S PRINCIPAL PLACE OF BUSINESS OR ANY STATE SELECTED BY LESSOR OR ITS ASSIGNEE WHERE THEY DO BUSINESS including any state or federal court sitting therein, and all courts thereof; (2) SHALL ACCEPT VENUE IN AN Y FEDERAL OR STATE COURT SELECTED BY LESSOR OR ITS ASSIGNEE; and (3) EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY so that trial shall be by and only to the court selected by Lessor or its assignee. THIS LEASE IS SUBJECT TO APPROVAL AND ACCEPTANCE BY LESSOR'S FINANCE COMMITTEE AND SHALL NOT BECOME BINDING UPON LESSOR UNTIL EXECUTED BY AN OFFICER OF LESSOR. Such officer shall be the President, Executive Vice President, or Vice President. No other officer, employee, or agent of Lessor has the authority to waive, alter, or add to any term, provision or condition of this Master Lease and/ or each Schedule. Notice thereof is hereby waived by Lessee. By execution hereof, the signer hereby certifies that he has read each Lease, and that he is duly authorized to execute each Lease on behalf of Lessee. ANY AMENDMENT TO THIS MASTER LEASE AND/OR SCHEDULE TO BE EFFECTIVE MUST BE IN WRITING SIGNED BY LESSOR AND LESSEE. This Lease constitutes the entire agreement between the parties hereto with respect to the leasing of the Equipment.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
                                          ACCEPTED BY:
LESSEE:                                   LESSOR:
APPLIED BIOMETRICS, INC.                  DEXXON CAPITAL CORPORATION


By:___________________________            By: _________________________________

Title: _______________________            Title:_______________________________

Date:                                     6133 Blue Circle Drive
                                          Minnetonka, MN   55343